Exhibit 99.1

Contacts:	Stephanie Wakefield	Stacey Torman
	Director, Investor Relations	Public Relations
	650-385-5261	650-385-5389
	swakefield@informatica.com	storman@informatica.com
INFORMATICA REPORTS RECORD FIRST QUARTER RESULTS
Achieves Revenue Growth of 19 Percent
REDWOOD CITY, Calif., April 19, 2007 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the first quarter ended March 31, 2007.
     Revenues for the first quarter of 2007 were $87.1 million, up 19 percent from the $73.1 million recorded in the first quarter of 2006. License revenues for the first quarter were $37.6 million, up 15 percent from the $32.8 million recorded in the first quarter of 2006. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $9.1 million or $0.10 per diluted share, up more than 65 percent from net income of $5.3 million or $0.06 per diluted share in the first quarter of 2006. For the three months ending March 31, 2007, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
     Non-GAAP net income for the first quarter of 2007 was $14.4 million or $0.15 per diluted share, up more than 25 percent from $11.3 million or $0.12 per diluted share in the first quarter of 2006. Non-GAAP net income excludes charges related to purchased in-process research and development, equity-based compensation, facilities restructurings and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     “Our customers’ top-ranked business imperatives are driving greater demand for our technology across more types of data integration and data quality projects,” said Sohaib Abbasi, chairman and CEO of Informatica. “The growing adoption of our latest product releases is fueling license growth, and our expanding partnerships are further strengthening our competitive position. Overall, the first quarter was a strong beginning to 2007.”

Significant milestones achieved since January 2007 include:
•	Signed repeat business with 176 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Bank of America, Blue Cross Blue Shield of Massachusetts, Electronic Arts, Grupo Elektra S.A. de C.V, Level 3 Communications, New York Police Department, Toyota Motor Credit Corp, and TXU Business Services.

•	Added 41 new customers. Informatica increased its customer base this quarter to 2,790 companies. New customers include Centene Corporation, Cephalon, Collect America, eHarmony.com, Rajeev Gandhi Memorial College of Engineering, Taiwan Futures Exchange, Vente-privee.com, and Xiamen Local Taxation Bureau.

•	Won a $25 million judgment. Informatica received a favorable verdict in its patent infringement lawsuit against Business Objects. The jury found that the two Informatica patents are valid and that Business Objects willfully infringed on both patents. The finding of willfulness allows the judge to increase the damages by up to three times, and to award attorneys’ fees. Informatica has now requested an injunction against further sales of the infringing features of the software in question. Although an appeal by Business Objects is expected, Informatica will continue to vigorously defend its intellectual property rights.

•	Announced the expansion of Informatica VelocitySM to address data quality, legacy data migration and data governance as integral aspects of enterprise data integration, underscoring the corporate commitment to providing customers with access to best practices-based implementation frameworks.

•	Introduced Informatica On Demand Data Replicator, its first and the industry’s only multi-tenant, on-demand service for cross-enterprise data integration, which can be quickly configured and used by business users using only a browser.

Stock Repurchase Program
Informatica also today announced that its Board of Directors has authorized the renewal of its stock repurchase program for purchases of common stock up to $50 million dollars. The company expects to repurchase shares to partially offset the otherwise dilutive impact of stock option exercise activity. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica’s stock, general business and market conditions, and other investment opportunities.
Conference Call and Webcast
Informatica will discuss its first quarter 2007 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 71794568.
About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,790 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
GAAP Net income	$9,094	$5,268
Plus:
Amortization of acquired technology	722	452
Amortization of intangible assets	356	130
Facilities restructuring charges	1,049	1,149
Purchased in-process research and development	—	1,340
Share-based payment	4,041	3,000
Tax benefit of share-based payment	(867)	—

Non-GAAP Net income	$14,395	$11,339

	Three Months Ended
	March 31,
	2007	2006
Diluted net income per share:
Diluted GAAP Net income per share	$0.10	$0.06

Plus:
Amortization of acquired technology	0.01	0.01
Amortization of intangible assets	—	—
Facilities restructuring charges	0.01	0.01
Purchased in-process research and development	—	0.01
Share-based payment	0.04	0.03
Tax benefit of share-based payment	(0.01)	—

Diluted Non-GAAP Net income per share	$0.15	$0.12

Shares used in computing diluted GAAP Net income per share	102,638	97,147
Shares used in computing diluted Non-GAAP Net income per share	104,129	98,102

*	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2007. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes.
Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, efforts being conducted with strategic partners and the company’s intention to repurchase shares of its common stock under the stock repurchase program. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) factors related to the stock repurchase program including the market price of the company’s stock, general business and market conditions, and management’s determination of alternative needs and uses of the company’s cash resources and (4) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2006, which is on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of April 19, 2007 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica On Demand Data Replicator, and Informatica Velocity are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
License	$37,562	$32,804
Service	49,552	40,253

Total revenues	87,114	73,057

Cost of revenues:
License	805	1,527
Service	16,314	13,181
Amortization of acquired technology	722	452

Total cost of revenues	17,841	15,160

Gross profit	69,273	57,897

Operating expenses:
Research and development	18,024	13,058
Sales and marketing	35,111	31,523
General and administrative	7,725	6,643
Amortization of intangible assets	356	130
Facilities restructuring charges	1,049	1,149
Purchased in-process research and development	—	1,340

Total operating expenses	62,265	53,843

Income from operations	7,008	4,054
Interest income and other, net	3,159	2,368

Income before provision for income taxes	10,167	6,422
Provision for income taxes	1,073	1,154

Net income	$9,094	$5,268

Basic net income per common share	$0.11	$0.06

Diluted net income per common share	$0.10	$0.06

Shares used in computing basic net income per common share	86,448	87,566

Shares used in computing diluted net income per common share	102,638	97,147

(1)	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2007. This includes an add-back of $1.1 million in interest and convertible notes issuance cost amortization, net of income taxes.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$121,718	$120,491
Short-term investments	311,076	280,149
Accounts receivable, net of allowances of $1,399 and $1,666	45,273	65,407
Prepaid expenses and other current assets	12,841	10,424

Total current assets	490,908	476,471

Restricted cash	12,016	12,016
Property and equipment, net	13,852	14,368
Goodwill and intangible assets, net	185,929	187,317
Other assets	6,517	6,593

Total assets	$709,222	$696,765

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$48,789	$62,400
Accrued facilities restructuring charges	18,675	18,758
Deferred revenues	88,479	85,364

Total current liabilities	155,943	166,522

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	62,596	65,052
Deferred revenues, less current portion	6,918	7,035
Deferred tax liability, non-current	993	993
Income taxes payable, non-current	5,022	—

Stockholders’ equity	247,750	227,163

Total liabilities and stockholders’ equity	$709,222	$696,765

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	March 31,
	2007	2006
Operating activities:
Net income	$9,094	$5,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,714	2,465
Share-based payment compensation	4,041	3,000
Amortization of intangible assets and acquired technology	1,078	790
Allowance for doubtful accounts and sales returns allowances	36	—
Purchased in-process research and development	—	1,340
Non-cash facilities restructuring charges	1,049	1,149
Changes in operating assets and liabilities:
Accounts receivable	20,408	16,321
Prepaid expenses and other assets	(2,419)	(1,413)
Accounts payable and other current liabilities	(13,612)	(11,936)
Income taxes payable, non-current	5,022	—
Accrued facilities restructuring charges	(3,547)	(3,821)
Deferred revenues	2,999	(439)

Net cash provided by operating activities	26,863	12,724

Investing activities:
Purchases of property and equipment	(2,095)	(1,032)
Purchases of investments	(123,473)	(89,290)
Maturities and sales of investments	92,640	62,953
Business acquisitions, net of cash acquired	—	(46,720)

Net cash used in investing activities	(32,928)	(74,089)

Financing activities:
Proceeds from issuance of common stock	8,525	12,284
Repurchases and retirement of common stock	(1,389)	(49,956)
Issuance of convertible senior notes	—	230,000
Payment of issuance costs on convertible senior notes	—	(6,152)

Net cash provided by financing activities	7,136	186,176

Effect of foreign exchange rate changes on cash and cash equivalents	156	221

Net increase in cash and cash equivalents	1,227	125,032
Cash and cash equivalents at beginning of period	120,491	76,545

Cash and cash equivalents at end of period	$121,718	$201,577